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                                                                    EXHIBIT 10.5


         THIS RELEASE (the "Release") is made and delivered this 23rd day of December, 2004 by Gerald Gorman, an individual with an address of 415 Bernardsville Road, Mendham, New Jersey 07945 (hereinafter "Gorman") in favor of EasyLink Services Corporation, a Delaware corporation with its principal place of business at 33 Knightsbridge Road, Piscataway, New Jersey 08854 (hereinafter "EasyLink") in connection with the execution this even date herewith of that certain Domain Portfolio Purchase Agreement.

         IN CONSIDERATION of the terms and conditions of the Domain Portfolio Purchase Agreement executed this even date herewith by and among EasyLink, Gorman, and NJ Domains, LLC, a New Jersey limited liability company, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged,

         1. Gorman acknowledges and agrees that, in granting the releases below, he is acting of his own free will, voluntarily and on behalf of himself, his heirs, administrators, executors, successors and assigns.

         2. Gorman hereby releases EasyLink and its subsidiaries, affiliates, directors, officers, employees, and agents, and each of them, from any and all Claims (as hereinafter defined but expressly excluding Claims arising from Gorman's employment by EasyLink), arising from the beginning of time until the date of this Agreement, expressly excluding however any Claims which may arise under:

                  a. Any agreement executed this even date herewith; and

                  b. Any agreement providing for the indemnification of Gorman as a director or officer of EasyLink, whether such agreement is found in EasyLink's Amended and Restated Certificate of Incorporation, EasyLink's bylaws, or an agreement between Gorman and EasyLink concerning such indemnification.

         For purposes of this Release, "Claims" shall mean debts, obligations, claims, demands, judgments, or causes of action of any kind whatsoever, in tort, contract, by statute, or on any other basis, for compensatory, punitive, or other damages, expenses, reimbursements, or costs of any kind.


WITNESS                                     GERALD GORMAN



/s/Jennifer Saal                            /s/Gerald Gorman
-----------------------------               ------------------------------
Name: Jennifer Saal                         Gerald Gorman